EXHIBIT 99.1

News Release

Contact:

Todd Allen, CFA

Vice President, Investor and Media Relations

410-689-7632

tallen@foundationcoal.com

For Immediate Release

May 15, 2008

Emerald Mine Production Reduced Due to Roof Fall

LINTHICUM HEIGHTS, Md.–Foundation Coal Holdings, Inc. (NYSE:FCL) today announced that production at the Emerald Mine, operated by its affiliate Emerald Coal Resources, LP in Northern Appalachia, is running at a reduced rate due to anomalous geological conditions, which caused a roof fall impacting longwall advance. There has been no impact to coal production in the continuous miner development sections. Based on current information, the company expects the roof fall to curtail longwall production for approximately 14 to 17 days, resulting in estimated reduced production of approximately 210,000 to 240,000 tons from the mine in the second quarter. As a result of the roof fall, Emerald Coal Resources, LP declared force majeure on coal shipments from the Emerald Mine.

Kurt Kost, President and Chief Operating Officer, said, “We are working to remedy the issue in a safe and diligent manner. Although this situation will diminish production in this quarter, we anticipate by year-end making up all or a substantial portion of this shortfall. Last year we made the decision to install a second longwall at Emerald to minimize impacts when unanticipated geological challenges occur. The original longwall at Emerald is currently being re-built and will be placed back in service later this year.”

The company said that the unproduced tonnage will impact financial results for the second quarter.

About Foundation Coal

Foundation Coal Holdings, Inc., through its affiliates, is a major U.S. coal producer with 13 coal mines and related facilities in Pennsylvania, West Virginia, and Wyoming. Through its subsidiaries Foundation Coal employs approximately 3,000 people and produces approximately 72 million tons annually, largely for utilities generating electricity. Foundation’s corporate offices are in Linthicum Heights, Md.

Forward-Looking Statements

Certain statements relating to the future prospects, developments, business strategies, analyses and other information that is based on forecasts of future results and estimates of amounts not yet determinable are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) which can be identified as any statement that does not relate strictly to historical or current facts. The company has used the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project” and similar terms and phrases, including references to assumptions, to identify forward-looking statements. These forward-looking statements are made based on expectations and beliefs concerning future events affecting the company and are subject to uncertainties and factors relating to the company’s operations and business environment, all of which are difficult to predict and many of which are beyond the company’s control, that could cause the company’s actual results to differ materially from those matters expressed in or implied by these forward-looking statements. These factors include, but are not limited to: market demand for coal, electricity and steel; weather conditions or catastrophic weather-related damage; the company’s production capabilities; timing of reductions or increases in customer coal inventories; long-term coal supply arrangements; environmental laws, including those directly affecting the company’s coal mining and production, and those affecting the company’s customers’ coal usage; regulatory and court decisions; railroad, barge, trucking and other transportation performance and costs; assumptions concerning economically recoverable coal reserve estimates; employee workforce factors; changes in postretirement benefit and pension obligations; the company’s liquidity, results of operations and financial condition. The company advises investors that it discusses additional risk factors and uncertainties that could cause Foundation Coal Holdings Inc. actual results to differ from forward-looking statements in the company’s Form 10-K filed with the Securities and Exchange Commission (“SEC”) under the heading “Risk Factors”. The investor should keep in mind that any forward-looking statement made by the company in this news release or elsewhere speaks only as of the date on which the company makes it. New risks and uncertainties come up from time to time, and it is impossible for the company to predict these events or how they may affect the company. The company has no duty to, and does not intend to, update or revise the forward-looking statements in this news release after the date of issue, except as may be required by law. In light of these risks and uncertainties, the investor should keep in mind that any forward-looking statement made in this news release or elsewhere might not occur.

# # #